                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported)  APRIL 13, 1995



                            MELAMINE CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)





          DELAWARE                              0-16032                         64-0475913
(State or other jurisdiction           (Commission File Number)        (IRS Employer Identification No.)
     of incorporation)



             HIGHWAY 18 WEST
       DONALDSONVILLE, LOUISIANA                                                   70346
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICER)                                        (ZIP CODE)



      Registrant's telephone number, including area code  (504) 473-3121



                               Page 1 of 4 Pages
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ITEM 5. OTHER EVENTS

    On April 13, 1995 Melamine Chemicals, Inc. issued the attached press release.
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
For:  MELAMINE CHEMICALS, INC.                     Contact:   RON COMO & ASSOCIATES, INC.
      P.O. Box 748                                            74 Trinity Place
      Donaldsonville, LA  70346                               New York, NY  10006
      Fred Huber, President & CEO                             Telephone:  (212) 227-3010
      Wayne D. DeLeo, Vice President & CFO
      Telephone:  (504) 473-3121                              April 13, 1995
                                                              Immediate Release

              MELAMINE CHEMICALS, INC. REPORTS NINE MONTHS RESULTS

DONALDSONVILLE, LOUISIANA, APRIL 13TH--Melamine Chemicals, Inc. (NASDAQ-MTWO), today announced the unaudited results of its operations for the quarter and nine months ended March 31, 1995.

         Net earnings for the nine months ended March 31, 1995 were $3.0 million or $.55 per share as compared to net losses of $2.5 million or $.46 per share a year ago. For the three months ended March 31, 1995, net earnings were $1.6 million or $.29 per share as compared to net earnings of $643,000 or $.12 per share for the same period in fiscal 1994.

         Fred Huber, president and chief executive officer, stated that the results for the first nine months of fiscal 1995 reflect 18% higher sales prices and 16% lower production costs per pound compared with the prior year. The quarter ended March 31, 1995 includes a $595,000 tax benefit from a settlement reached with the IRS in connection with their audit of fiscal 1987 through 1994. The third quarter of fiscal 1994 included a $1.1 million after tax gain from the sale of fertilizer technology. While sales prices are expected to improve further in the fourth quarter of fiscal 1995, the benefits of the price improvement are expected to be offset by additional raw material price increases. The worldwide demand for melamine continues to be very strong and the Company is examining various ways to increase its production capacity to satisfy that demand.

         Melamine Chemicals, Inc. is engaged in the production and marketing of melamine, a specialty chemical having numerous industrial and commercial applications. The Company is also active in the development of new melamine process and application technology. The Company is one of only two producers of melamine in North America and one of the three largest producers worldwide.

                         COMPARATIVE OPERATING RESULTS
             (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE DATA)

                                         Quarter Ended                 Nine Months Ended
                                           March 31,                       March 31,
                                           ---------                       ---------
                                     1995             1994             1995          1994
                                     ----             ----             ----          ----
Net Sales                          $  12,156         10,024           33,130        27,707
Net Earnings (Losses)              $   1,593            643            3,034        (2,533)
Earnings (Loss) Per Share          $     .29            .12              .55          (.46)
Average Shares Outstanding         5,450,300      5,450,000        5,450,233     5,450,000

                                  * * * * * *
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        MELAMINE CHEMICALS, INC.



Date:  April 13, 1995                   /s/ Wayne D. DeLeo
                                        Wayne D. DeLeo
                                        Vice President & Chief Financial Officer